UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2010

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Key Employee Annual Bonus Plan. On June 8, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved an amended and restated Key Employee Annual Bonus Plan (the “Bonus Plan”), effective for fiscal years ending after 2010. The Bonus Plan currently provides selected key employees, including executive officers, with the following types of incentive compensation opportunities for each fiscal year for which the participant is selected: (1) a cash incentive bonus, (2) a restricted stock grant, and (3) a nonstatutory stock option. The amended Bonus Plan provides that, commencing for fiscal 2011, the restricted award will be paid partly in restricted stock and partly in restricted stock units. All such awards will be granted under The Valspar Corporation 2009 Omnibus Equity Plan.

The target amount for the cash bonus component is calculated as a percentage of the participant’s base salary earned in the fiscal year. The earned bonus amount will be a percentage of the target amount, to be determined based on performance of the participant and/or the Company for the fiscal year.

The aggregate target amount of the awards of restricted stock and restricted stock units will be equal to 50% of a target long term incentive value established by the Committee for the participant for that fiscal year (the “LTI Target Value”). The actual aggregate amount of the awards of restricted stock and restricted stock units will be determined by the Committee in the first quarter of the following fiscal year, based on performance. Commencing with fiscal 2011, this amount will be paid one-half in restricted stock and one-half in restricted stock units unless the Committee elects different proportions before the beginning of the fiscal year or as otherwise permitted under the Bonus Plan. The restricted stock awards and restricted stock units vest on the third anniversary of the award date, or earlier upon death, disability, retirement or change in control. The awards of the restricted stock units will also include dividend equivalents, payable quarterly.

The number of shares subject to the stock option granted to each participant is calculated so that the fair value of the stock option is equal to 50% of the LTI Target Value. Each stock option has a term of ten years and vests in equal installments over three years, subject to early vesting upon death, disability, retirement or change in control.

The descriptions of the amended Bonus Plan set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Bonus Plan, as amended, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Amendments to 2009 Omnibus Equity Plan.   On June 8, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved amendments to the 2009 Omnibus Equity Plan (the “Omnibus Plan”) to allow restricted stock units (payable in cash or Common Stock, as determined by the Committee) and to provide for dividend equivalents. Further clarifications were made involving annual limits on grants of restricted stock units (including dividend equivalents) and the treatment of restricted stock units in connection with a change in control.

The descriptions of the amendments to the Omnibus Plan set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated Omnibus Plan attached as Exhibit 10.1 to the registrant’s Form 10-Q for the quarter ended April 30, 2010, which exhibit is incorporated herein by reference.

2

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

	10.1	The Valspar Corporation Key Employee Annual Bonus Plan, as amended and restated on June 8, 2010.

10.2

The Valspar Corporation 2009 Omnibus Equity Plan, as amended and restated on June 8, 2010 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 10-Q for the quarter ended April 30, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: June 14, 2010	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

3

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Valspar Corporation Key Employee Annual Bonus Plan, as amended and restated on June 8, 2010.

10.2

The Valspar Corporation 2009 Omnibus Equity Plan, as amended and restated on June 8, 2010 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 10-Q for the quarter ended April 30, 2010).